Exhibit 10.6
AMENDMENT TO SECURED CONVERTIBLE

PROMISSORY NOTES

THIS AMENDMENT TO SECURED CONVERTIBLE PROMISSORY NOTES (the “Amendment”) is entered into as of September 15, 2005, by and among Equitex, Inc., a Delaware corporation (the “Company”), Pandora Select Partners L.P., a British Virgin Islands limited partnership (“Pandora”) and Whitebox Hedged High Yield Partners L.P., a British Virgin Islands limited partnership (“WHHY”).

WHEREAS, the Company, Pandora and WHHY are parties to a Purchase Agreement dated March 8, 2004 (the "Original Purchase Agreement"), pursuant to which the Investors each purchased a convertible promissory note (each, an “Original Note” and together, the “Original Notes”) and a warrant to purchase shares of the Company’s Common Stock from the Company in consideration of a collective $5,000,000 loan.

WHEREAS, the parties desire to amend certain provisions of the Original Notes.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

SECTION 1. Amendment to Original Notes. Each of the Original Notes is amended as follows:

(a) The first sentence of Section 5(a) is amended to read in its entirety:

"At any time while any portion of the principal or interest of this Note is outstanding (including during the notice period prior to any optional cash prepayment by the Maker), the Payee may give the Maker written notice of its intention to convert all or any portion of the outstanding principal and/or accrued but unpaid interest on this Note into shares of the Maker's Common Stock based on $5.50 per share (the “Conversion Rate”), subject to adjustment as described herein."

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first written above.

EQUITEX, INC.

By:	/s/ Henry Fong
Henry Fong President

PANDORA SELECT PARTNERS L.P.

By:	/s/ Jonathan Wood
Jonathan Wood Managing Director

WHITEBOX HEDGED HIGH YIELD PARTNERS L.P.

By:	/s/ Jonathan Wood
Jonathan Wood Managing Director